Exhibit 99.1

ARIAD's Lead Oncology Product, AP23573, Effective in Combination with Widely Used Anti-Cancer Agents

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--March 30, 2004--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced results of preclinical studies showing that its lead mTOR inhibitor, AP23573, augments the anti-cancer activity of widely used cytotoxic and new anti-cancer agents when given in combination. Included in the studies are the molecularly targeted drugs, imatinib (Gleevec(TM)), trastuzumab (Herceptin(R)) and an EGFR inhibitor, as well as the chemotherapy drugs, docetaxel, doxorubicin, cisplatin and topotecan. Phase 1 clinical trials of AP23573 in patients with advanced cancers are currently underway, and phase 2 studies are expected to begin in second quarter 2004.
    This research - being presented today at the American Association for Cancer Research annual meeting supports the use of AP23573 in multi-drug regimens for treating specific cancers, including breast, ovarian and endometrial solid tumors and leukemia.
    "Optimally designing clinical trials may well be the single most important factor in ensuring the success of a newly developed drug candidate," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "In planning the expanded clinical program for AP23573, we have been rigorous in generating and analyzing key preclinical and clinical data for selecting the most appropriate indications and drug regimens."
    The abstract by Victor M. Rivera, et al, "Anti-proliferative activity of the mTOR inhibitor AP23573 in combination with cytotoxic and targeted agents," is available on the AACR website (http://www.aacr.org/2004AM/2004AM.asp).
    Gleevec is a trademark of Novartis AG. Herceptin is a registered trademark of Genentech, Inc.
    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD also has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.
    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates and the results of such studies, regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610-407-9260
             or
             Kathy Lawton, 617-621-2345